[redacted]

Arizona Association of REALTORS

ADDENDUM 1

Document updated: June 1993

ARIZONA association of REALTORS® © REAL SOLUTIONS. REALTOR® SUCCESS

The pre-printed portion of this form has been drafted by the Arizona Association of REALTORS®. Any change in the pre-printed language of this form must be made in a prominent manner. No representations are made as to the legal validity, adequacy and/or effects of any provision, including tax consequences thereof. If you desire legal, tax or other professional advice, please consult your attorney, tax advisor or professional consultant.

REALTOR® EQUAL HOUSING OPPORTUNITY

This is an addendum originated by the: ☐ Seller ☑ Buyer ☐ Landlord ☐ Tenant.

This is an addendum to the Contract dated 08/18/2022 (MO/DA/YR) between the following Parties:

Seller/Landlord: [redacted]

Buyer/Tenant: [redacted]

Premises: 14249 N 49th St, Scottsdale, AZ 85254

The following additional terms and conditions are hereby included as a part of the Contract between Seller and Buyer for the above referenced Premises:

Line 56 shall be checked, Refrigerator as seen on 8/21/22

Line 57 shall be checked, Washer as seen on 8/21/22

Line 58 shall be checked, dryer as seen on 8/21/22

Line 101 seller concessions shall be $4,000.

The undersigned agrees to the additional terms and conditions and acknowledges receipt of a copy hereof.

[redacted] 08/23/2022 MO/DA/YR	MO/DA/YR
☐ Seller ☑ Buyer	☐ Seller ☐ Buyer
☐ Landlord ☐ Tenant	☐ Landlord ☐ Tenant
MO/DA/YR	MO/DA/YR
☐ Seller ☐ Buyer	☐ Seller ☐ Buyer
☐ Landlord ☐ Tenant	☐ Landlord ☐ Tenant

For Broker Use Only:

Brokerage File/Log No. ____________ Manager's Initials __________ Broker's Initials __________ Date __________ MO/DA/YR